EXHIBIT 99.1

CAPITAL SOUTHWEST CORPORATION APPOINTS KELLY TACKE CHIEF FINANCIAL OFFICER

DALLAS, TX, November 20, 2013—Capital Southwest Corporation (NASDAQ: CSWC) today announced the appointment of Kelly Tacke as Senior Vice President, Chief Financial Officer, and Treasurer effective November 18, 2013.  Ms. Tacke is replacing Tracy Morris, who is leaving the company to pursue other opportunities.

Ms. Tacke brings more than 18 years of executive leadership experience and more than 30 years of experience in financial accounting.  Ms. Tacke has previously served as Executive Vice President and Chief Financial Officer of Palm Harbor Homes, Inc., a publicly traded manufacturer and marketer of factory-built homes, and as Chief Financial Officer of AMC REIT, Inc., a real investment trust with a portfolio of manufactured housing communities and mortgage loans.  Ms. Tacke began her career with PricewaterhouseCoopers where she was a senior audit manager.

Joseph B. Armes, President and Chief Executive Officer of Capital Southwest, commented, “We are very pleased to have Kelly join the Capital Southwest team.  She has tremendous financial and management expertise and will provide valuable leadership in pursuing our objectives of building great companies and creating shareholder value.”

Ms. Tacke stated, “I am thrilled to join Capital Southwest and its talented leadership team.  Capital Southwest was one of the initial investors in Palm Harbor, so I have a long relationship with the company.  I look forward to working with Joe and his team as we seek to deliver attractive risk adjusted returns for our shareholders.”

Ms. Tacke earned her B.B.A. from the University of Texas at Austin and is a Certified Public Accountant.

About Capital Southwest Corporation

Since Capital Southwest was formed in 1961, we have always sought to invest in companies with strong management teams and sound financial performance. As a public company, we are fortunate to have the flexibility to hold investments indefinitely. It is our dedication to this patient investment strategy that enables our portfolio companies to achieve their full potential.  Visit our website www.capitalsouthwest.com to learn about our investment criteria and how our capital can enhance your company’s growth.

This press release may contain historical information and forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 with respect to the business, financial condition and results of operations of the Company. The words "believe," "expect," "intend," "plan," "should" and similar expressions are intended to identify forwardlooking statements. Such statements reflect the current views, assumptions and expectations of the Company with respect to future events and are subject to risks and uncertainties. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in the markets in which the Company operates and in general economic and business conditions, competitive pressures, changes in business strategy and various other factors, both referenced and not referenced in this press release. Certain factors that may affect the Company and its results of operations, are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013 and the Company’s subsequent periodic filings with the Securities and Exchange Commission. The Company does not assume any obligation to update these forward-looking statements. This release may also contain non-GAAP financial measures. These measures are included to facilitate meaningful comparisons of our results to those in prior periods and future periods and to allow a better evaluation of our operating performance, in management’s opinion. Our reference to any non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided only to enhance investors overall understanding of our financial performance.

Contact:	Joseph B. Armes
972-233-8242